UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2008

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-143314 (Commission File Number)	20-8051010 (IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower, No.1 Zhichun Road, Haidian District, Beijing, PRC
(Address of principal executive offices and zip code)

+86-10-8231-8626
(Registrant’s telephone number including area code)

Golden Tan, Inc.
3195 Upper Level Rd., #182
Robson, BC, Canada
______________________
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2008, Yongye Biotechnology International, Inc. (f/k/a Golden Tan, Inc.) (the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Fullmax Pacific Limited, a company organized under the laws of the British Virgin Islands (“Fullmax”), the shareholders of Fullmax (the “Shareholders”), who together owned shares constituting 100% of the issued and outstanding common shares of Fullmax (the “Fullmax Shares”), and the principal shareholder of the Company (“Principal Shareholder”). Pursuant to the terms of the Exchange Agreement, the Shareholders transferred to the Company all of the Fullmax Shares in exchange for the issuance of 11,444,755 shares (the “Shares”) of our common stock (the “Share Exchange”). As a result of the Share Exchange, Fullmax became our wholly-owned subsidiary and the Shareholders acquired approximately 84.7% of our issued and outstanding stock.

Concurrent with the Share Exchange, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 6,495,619 common shares (the “Investor Shares”), for aggregate gross proceeds equal to $10,000,655 (the “Offering”). In connection with the Offering, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Investor Shares and the shares underlying the warrants (which are further described in Item 3.02), within 45 calendar days of the Closing Date of the Offering, and use our best efforts to have the registration statement declared effective within 150 calendar days of the Closing Date of the Offering. We will pay liquidated damages of 1% of the dollar amount of the Shares sold in the Offering per month, payable in cash, up to a maximum of 10%, if the registration statement is not filed and declared effective within the foregoing time periods.

We also entered into an escrow agreement with ROTH Capital Partners, LLC, a representative of the Investors (“Roth”), Tri-State Title & Escrow LLC (the “Escrow Agent”) and one of the Shareholders (the “Escrow Agreement”), in which 2,000,000 of the Shares (the “Escrow Shares”) were delivered to the Escrow Agent. The Escrow Shares are being held as security for the achievement of $10,263,919 in net income for the year ended December 31, 2008 (the “Net Income Threshold”). If we achieve the Net Income Threshold, the Escrow Shares will be released back to such Shareholder. If the Net Income Threshold is not achieved, the Escrow Shares will be distributed pro-rata to the Investors.

A copy of the Exchange Agreement and the Escrow Agreement are incorporated herein by reference and are filed as Exhibits 2.1, and 10.3, respectively, to this Form 8-K. The description of the transactions contemplated by the Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, we consummated the transactions contemplated by the Exchange Agreement, pursuant to which we acquired all of the issued and outstanding shares of stock of Fullmax in exchange for the issuance in the aggregate of 11,444,755 of the Shares to the Shareholders. Information regarding Fullmax is included below under Item 5.01 Changes in Control of the Registrant.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on April 17, 2008, concurrent with the Share Exchange, we consummated a private offering of 6,495,619 Investor Shares, for aggregate gross proceeds equal to $10,000,655. In addition to the Investor Shares, the Company issued to the Investors, pro rata, warrants to purchase 1,623,905 common shares at a price per share of $1.848. The warrants are for a term of 5-years and have a cashless exercise feature.

Roth acted as the exclusive financial advisor and placement agent for the Company. Roth received a cash fee equal to 7% of the gross proceeds of the Offering. In addition, Roth was reimbursed for certain out of pocket expenses, including the fees and disbursements of legal counsel.

Roth also received warrants to purchase 649,562 common shares, an amount equal to 10% of the securities issued in the Offering, at a price per share of $1.848. The warrants are for a term of 5-years and have a cashless exercise feature.

The issuance of the Shares and the warrants was exempt from registration pursuant to either Section 4(2) of, or Regulation D promulgated under, the Securities Act of 1933, as amended (“Securities Act”).

A copy of the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference and filed as Exhibit 10.1 and Exhibit 4.4, respectively, to this Form 8-K. The descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 5.01	Changes In Control of the Registrant

On the Closing Date, we consummated the transactions contemplated by the Exchange Agreement, pursuant to which we acquired all of the issued and outstanding shares of stock of Fullmax in exchange for the issuance in the aggregate of 11,444,755 of the Shares to the Shareholders. The issuance of the Shares was exempt from registration pursuant to either Section 4(2), or Regulation S promulgated under, the Securities Act.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no arrangements which may result in a change in control.

No officer, director, promoter, or affiliate has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise.

Business Overview

Prior to the Share Exchange, we were a public “shell” company with nominal assets. We were incorporated in the State of Nevada on December 12, 2006 and engaged in the business of offering sunless tanning services and selling tanning lotions. In 2008, we began to pursue an acquisition strategy, whereby we sought to acquire an undervalued business with a history of operating revenues in markets that provide room for growth.

As a result of the Share Exchange, we are now engaged in the research, development, production and sales of fulvic acid based liquid and powder nutrient compounds used in the agriculture industry. Based on industry research and government testing, we believe our proprietary technology for fulvic acid extraction creates some of the purest and most bioactive fulvic acid and thus some of the most effective plant and animal nutrients on the market in China. Because we create our own fulvic acid and control our manufacturing process from procurement of raw materials to final production, we can provide a high quality product to our customer with more reliable results season to season.

In November 2007, Asia Standard Oil Limited (the “Asia Standard”), a company formed in April 2007 under Hong Kong law, entered into a Sino-foreign cooperative joint venture agreement with Inner Mongolia Yongye Biotechnology Co., Ltd. (the “Inner Mongolia Yongye”), a company formed in September 2003 under PRC law, whereby Yongye Nongfeng Biotechnology Co., Ltd. (the “CJV” or “Yongye Nongfeng Biotechnology Co., Ltd.”) was formed as a cooperative joint venture under PRC law. Yongye Nongfeng Biotechnology Co., Ltd. was incorporated and approved by the Inner Mongolia Department of Commerce and the Inner Mongolia Administration for Industry and Commerce on January 4, 2008. Asia Standard is a wholly owned subsidiary of Fullmax Pacific Limited (the “Fullmax”), which was formed in May 2007 under the law of the British Virgin Islands. Since its formation, Inner Mongolia Yongye has been in the business of researching, producing and selling its own proprietary plant nutrient products.

We operate our businesses in China primarily through Yongye Nongfeng Biotechnology Company, Ltd., which is 90% owned by Asia Standard and 10% owned by Inner Mongolia Yongye. Inner Mongolia Yongye assigned its intellectual property rights, management team, customers and sales contracts to Yongye Nongfeng Biotechnology Company, Ltd. and became the primary contract manufacturer for Yongye Nongfeng Biotechnology Company, Ltd.

Set forth below is our structure prior to the Share Exchange and Offering:

Our current corporate structure is set forth below:

We are headquartered in Beijing, China and Inner Mongolia Yongye’s manufacturing plant is in the Inner Mongolia province of China. Currently, we sell two lines of product based on our fulvic acid base: plant nutrition liquid compound and animal nutrition food additive. Our products start with our Fulvic Acid base which is, added to other natural substances to customize the base for use in our plant or animal lines of products. Our plant products add naturally occurring macro and micro nutrients such as nitrogen, phosphorus, potassium, boron and zinc. Our animal products add natural herbs which provide antibiotic type properties.

We recorded sales for our first plant product in 2005 and currently market and sell both plant products in 10 provinces and animal product in 2 provinces. In 2007 we produced approximately 1,100 tons of plant product (106,000 units) which represented revenue at $11.5 million, or 87% of total revenue for 2007, and sold it to approximately 125,000 farmers. We also produced approximately 4 tons of our animal product in 2007 (approximately 13,800 units) sold to farmers to treat approximately 80,000 animals, representing $1.6 million in revenue, or 13% of total revenue for the year. In its highly concentrated form, our plant product was sprayed on approximately 4M Mu of arable land in our top 4 provinces and in our largest province, Xinjiang, it was applied to 8% of the land available for cultivation. Our top 3 provinces by revenue last year represented 80% of sales and were Xinjiang at $6.2M (45%), Inner Mongolia at $2.7M (20%), and Hebei at $2M (15%). Among these provinces, sales are broken up into sales to large farms at 45% and small farms at 55%.

Industry and Market Overview

To understand our business, it is important to understand China’s economy. China is growing from a largely semi-subsistence economy to an urban economy. Consumers are demanding more agricultural products with better quality and inflation is setting in across the country. The agricultural industry in China is growing tremendously to keep up with this domestic demand, but added to this is a global demand for China’s agriculture products. This is creating much volatility in its supply chain and farmers are at the crux of both the problem and the solution for both crop and animal production and this is where our products match market need.

Currently, crop production in China is limited to only 155 million hectares of arable farm land which is about 10% of all of China’s land source. The high population density in China requires that each hectare of land feed an average of 10 people versus 4.4 world average, which means farm land is being used at close to capacity levels just for domestic production levels. Exports push this to maximum capacity levels so further growth in farming capacity must come from new input technologies.

Also, with the growth of the economy has come consumers’ demand for a wider choice of food options and one key area of growth is the demand for dairy products. The Chinese Government has now attached great importance to the development of this industry and it is now growing after being dormant for many years. However, average yield per cow is only about 2,000kg, indicating relatively low productivity. One major reason for this low production is Mastitis which is an inflammation of the teats which slows down milk production. This is an industry wide problem where 35-40 cows out of 100 have some form of mastitis and it is typically treated with antibiotics.

With this as a backdrop, we began selling our plant and animal nutrient products into the agriculture industry to help farmers increase their farming outputs. In crop production, our product assists farmers in generating higher yields from their crops and our first line of animal product for dairy cows assists with the reduction of mastitis to increase milk production.

“Fertilize the Plant and Not the Ground”

China also has the world’s largest population, which it sustains on a very low amount of arable land on a per capita basis - 0.04 hectare. This is approximately 50% of that present in the United States (Source: US Census Bureau, www.census.gov). This combination of limited arable land and a large and growing population has created a significant need to increase the output of crops per hectare in China. China’s agricultural output increased 19% from 1988 to 2004 (the total crops output was 394,080,000 tons in 1988 as compared to 469,469,000 tons in 2004).

For the agricultural input industry, an increase in the use of fertilizers - 8,840,000 tons were used in 1978 compared to 46,366,000 tons used in 2004 has contributed to the growth. As a subset of the broader fertilizer market, the use of compound fertilizers in China has likewise increased, from 2,720,000 tons in 1980 to 12,040,000 in 2004. Fertilizer, however, has only a 30% impact on Chinese crops as 70% of the nutrients are lost due to poor management.

This is a typical scenario in most developing nations and this has prompted the Food and Agriculture Organization of the United Nations in 2003 to begin educating farmers on proper plant nutrient management in farming. The key point is that the UN is encouraging farmers to increase nutrients to the plant without increasing the amount of fertilizer used and this supports not only our plant nutrient approach, but also our educational approach to selling our product- helping farmers to increase yields via overall education and proper use of input products.

Principal Products and Services

The base of our product is our own proprietary fulvic acid compound. Fulvic acid is a complex, acidic, biochemical polymer which is produced naturally by the decomposition of plant material over a long period of time. Fulvic acid binds itself to cellulose fibers and strengthens the cell walls of plants and animals and acts as a transport agent helping cells absorb the essential minerals and elements for growth. Fulvic acid usually carries 70 or more minerals and trace elements as part of its molecular complexes. These are then in ideal natural form to be absorbed by plants and interact with living cells. Plants readily absorb high amounts of fulvic acid, and more readily maintain the minerals and trace elements brought in by Fulvic acid. . Fulvic Acid creates bioactivity in plant cells and makes them healthier.

We believe Fulvic Acid (FA) has its key attributes when used in the agricultural industry for both plants and animals:

•	Dissolves and then absorbs minerals into itself,

•	Polymer properties protects vitamins and minerals during uptake or digestion

•	Contains many essential nutrients for health and growth,

•	Works especially well in adverse conditions,

•	Increases natural strength and ability of cells to fight off sickness and disease,

•	Scavenges free radicals and removes toxins such as heavy metals and pollutants,

•	Increases oxygen intake into the cells, and

•	Maximizes enzyme development which results in better uptake or digestion

The principle raw material used in creating Fulvic Acid is Humic Acid (HA). Humic Acid is a naturally occurring humic substance. Humic acid exhibits a high cation exchange (a chemical process in which cations of like charge are exchanged equally between a solid and a solution.) capacity which serves to chelate plant nutrient elements and release them as the plant requires. The chelation process holds the nutrients in the soil solution and prevents their leaching and runoff. What is more, humic acids can bind soil toxins along with plant nutrients, thereby strongly stabilizing soils. The regular use of HA organic liquid compound fertilizer enable fertilizer, insecticide, herbicide and water use to be cut by up to a half or more. This mechanism is important to environmental protection, since it prevents contamination of water sources caused by runoff.

Product Functions and Results: Plant Line

Our plant products are sold by the 20 ml bottle and in cases of 100 bottles each. The average farmer in China has a cultivated land area of 2-4 Mu and this requires about 6-12 bottles of product which is sprayed on every 15 days over a 45 day growing period. If the farmer uses our product correctly, he can decrease the use of fertilizers to normal levels and decrease overall usage of pesticides and herbicides which may reduce their overall input costs. Internal studies show that, depending upon the crop, the farmer will see increases in yields and value in the market place which should increase overall income. Each crop varies in response to the product but farmers will see increases on par with the following results under the proper fertilizer and water conditions:

•	Capsicum (green pepper) – increases yield by up to 22.7%;

•	Carrot: increases yield by up to 26.5%;

•	Celery: increases yield by up to 26.3%;

•	Cucumbers - increases yield to 21.7%, and the leafs are greener, the plants are higher by 3.0cm, and earlier to market by 11 days;

•	Grapes - increases weight of individual grape 0.4g, 18.2%, increases sugar content 37.5%;

•	Potatoes - increases yield up to 17.3%, and the leafs are thicker and they bloom 7 to 10 days earlier;

•	Watermelon – increases yield by up to 16.9%, increases sugar content 0.8%-1.8%.

•	Wheat - increases yield up to 10.7%;

Product Functions and Results: Animal Line

Currently, our animal product line is specifically targeted at the dairy cow though we plan to develop products customized for other animals in the future. Our animal products will help in the increased capacity of the dairy supply chain by increasing the health of the dairy cows and healing their problems with mastitis. We use our base of Fulvic Acid and add the Chinese Herbs Matrine & Oxymatrine.

The financial impact for farmers from using our product is an annual net profit increase per cow just for normal production increase and if used for treatment of mastitis, decreases the use of antibiotics and increases annual net profit also. We sell our product in 300g bags which contain ten (10) 30g packets in each bag. A typical regime of use would be 1 cow taking 1.5g daily over a 100 day period of time.

Raw Materials and Suppliers

Our humic acid comes from lignite coal which is mined in Inner Mongolia and it can be purchased for about USD $273 per metric ton. Humic Acid is mined from lignite or Leonardite coal. Leonardite is defined as a highly oxidized low grade lignite that contains a relatively high concentration of the smaller molecular units (fulvic acids (FA)). China has approximately 12% of the world’s lignite reserves according to the survey of energy resources published by the World Energy Council.

We are able to produce our high quality fulvic acid base product by controlling the input of humic acid from our suppliers. Currently, we have three principal suppliers which are all in Hohhot City: Heng Ya Trading Company, Bo Yi Ze Trading Company, Feng Li Trading Company and Sinochem. Our main supplier has dedicated one production line to us and has based their production one design on our specific technical requirements. This line produces much of the humic acid we need, but only constitutes about 40% of their capacity. The other suppliers take up slack in supply when needed.

In addition to humic acid, we also utilize up to 18 different components in our production process, all of which can be readily obtained from numerous sources in local markets and require no special purchase requirements.

Manufacturing Process

Our competitive advantage begins with our core intellectual property and production capability. Our chief scientist has been working specifically on Yongye products for the last 5 years and has over 40 years of experience in the industry. Currently, Inner Mongolia Yongye Biotechnology Company, Ltd. has 2 Invention Patents pending which covers the formulation of our unique plant and animal nutrient products and 2 technology patents which covers its extraction of the Fulvic Acid and the stabilization of the product for addition of the proprietary nutrient formulas. Our products are approved and certified by the PRC Ministry of Agriculture.

Our production procedure is scientifically designed to ensure that our back-end product takes advantage of our front-end Intellectual Property and is of high quality. We are an ISO 9001 (certified in July 2007) and have an ISO 2000 quality control certification (July 2007), Hohhot Industry and Commerce Bureau AAA trusted company award (July 2007) and Greenfood production material logo (August 2008) production facility. To control the quality and the intellectual property of our products, our R&D department receives all shipments and arranges them into mixing parcels which are then mixed together by the manufacturing department based on a schedule given them each day.

The production facility is housed in a 2,000 sq. meter building which is adjacent to a 4,000 sq meter building used for heating and water filtration. The actual production process for Fulvic Acid is the key intellectual property component. This process, generally described, is as follows:

•	Humic Acid is mixed with water and sodium hydroxide to form a solution.

•	The Humic Acid is precipitated as a solid while maintaining the solubilized Fulvic Acid in solution.

•	The solid Humic Acid and the solubilized Fulvic acid are separated.

•	The Fulvic Acid Compound is then mixed with special nutrients for its plant and animal product lines.

•	The animal product is turned into a powder.

•	Other customization is completed as required by customers

Our products are packaged in bottles, bags and boxes. Each type of packaging material, along with packaging labels, are purchased from 3 to 4 manufacturers. These materials are readily available in the market. The products are then assembled and packaged in Inner Mongolia and shipped to distributors and retailers.

Manufacturing Outsourcing Contract

Currently, Yongye Nongfeng Biotechnology Company, Ltd., has negotiated an outsourcing contract with Inner Mongolia Yongye Biotechnology Company, Ltd., for the production of our finished nutrient product. All employees will transfer to us except those needed to run the manufacturing facility wherein we basically become two businesses existing in one facility which allows us to keep our tax favorable treatment which we currently enjoy. The contract between the two companies has the following stipulations:

•
Yongye Nongfeng Biotechnology Company, Ltd. has negotiated a flat fee arrangement with Inner Mongolia Yongye Biotechnology Company, Ltd., of RMB 350 per unit for our plant product and RMB 120 per unit for our animal product. The term for this agreement is 5 years with quarterly options to renew based on general prevailing conditions at the time.

•
Yongye Nongfeng Biotechnology Company, Ltd. will work towards purchasing the existing site and/or expanding to new production lines in the future. We will also work towards building OEM relationships with other manufacturers in a way which will give us avenues for additional capacity while also protecting our IP.

•	There is an unspecified license fee for IP, which we will agree upon in the future.

•
Yongye Nongfeng Biotechnology Company, Ltd. will have the option to purchase all the equipment, facilities and land use right of Inner Mongolia Yongye Biotechnology Company, Ltd., during the first two years of the agreement, at the minimum purchase price permitted by the Chinese government or a book price.

•	The amount of rent to be paid during the term of the agreement depends on the amount of space used by Yongye Nongfeng Biotechnology Company, Ltd., with the fee equaling RMB 2 per square meter per day.

Marketing and Sales Support

Our sales staff is trained to work with our branded stores, banner stores and distributor network to ensure that our customers receive the right product and after-sales support. We overlay this sales and support network on top of our store and distributor network in a way that our sales and support staff are project managers who oversee 3 - 10 stores each depending upon their region and capability level. They will in turn hire contractors to assist them in various areas to ensure enough coverage exists in each area.

Our staff shares its knowledge base by walking through farming communities, organizing training courses, inviting local agricultural experts and university professors to speak on proper agricultural techniques as well as the use of our product. We ended 2007 with sales staff of 80 and support staff of 11 and project that in 2008 we will have 100 sales and 20 support staff and in 2009, 120 sales and 25 support staff. Our management in Beijing work with these staff to coordinate all marketing and sales activities.

In the past we have grown via market trials and word of mouth, but in 2008 we plan to introduce many larger market media programs. We will work with our independent distributors to coordinate television advertisements on local channels and arrange other mass media events. We will continue to use conferences and seminars, newspaper ads and, pamphlets to get customer recognition and product branding. Our staff emphasizes the technological components of our products to help end users understand the differences in products available and how to use them. Word-of-mouth advertising and sample trials of new products in new areas are essential.

One new strategy will include an infomercial campaign to promote and educate farmers on benefits of Yongye’s nutrient products and provide in-store training for farmers on the use of the products. In this way, we hope to increase the predictability of operational and sales performance for both the franchisee and the farmer.

Distribution & Sales Network

The marketing and distribution of the product is a key element of our growth strategy. Our goals are to control our channels, penetrate our target markets and retain our customers. Currently we are implementing a three pronged approach to accomplish this: Corporate Direct Sales, Community-Direct sales and Distributor Network sales. We have observed successful distribution models in our industry and other industries such as the Pharmaceutical and IT industries and we have take elements of them all to create a very unique approach among agriculture companies. These are described below for both our plant and animal product lines.

Corporate Direct Sales

Though a smaller part of our business, Corporate Direct Sales allows us to sell product directly to large farms at a fixed price. In our plant line, this occurs most frequently in Xinjiang Province where most of our customers are larger farm owners. In our animal line, this includes large dairies primarily in Inner Mongolia and Xinjiang province.

Community Direct Sales

This is done through our “community-direct” model which either creates a “branded” franchise store where our products are on center stage or a sales partnership in a “banner” store where our products are prominently displayed. This creates a local feel for a national product in the minds of our customers and by co-investing in each location with a local, independent owner. We expect to grow the stores at a faster rate than we could implement corporate stores in an organic fashion. The owners will in turn receive a proven system of resources, tools, training and local promotion in getting their products into the market. We currently have 200 Branded stores and anticipate growth to 600 stores with most of the growth occurring in the provinces we are already selling in.

	stores
Province	2007	2008
Xinjiang	100	200
Hebei	36	100
Inner Mongolia	25	100
Gansu	0	50
Other	39	200
Total	200	650

Distributor Network

Our Distributor Network channel is comprised of agents who take on our product and sell it through a chain of agents which ultimately sell it to a retail location. Our Distributor Network consists of 18 distributors who sell the product through our branded stores and distribution points in each province. Our top 3 distributors accounted for approximately $9.7M (74%) revenue and distributed products to approximately 151 of our branded stores. When we take on distributors, we set up mutually agreed upon sales target agreements which enable us to become contract manufacturers for them once they order product. In these agreements, we do not allow distributors to return product once shipped. The targeted sales price per unit at each level of distribution is as follows:

•	Province - $100

•	City - $104

•	County - $117

•	Banner Store - $145

•	Village - $163

Plant Products

As of the end of 2007, our largest sales areas are Xinjiang, Hebei, and Inner Mongolia which constituted 80% of our revenue. Gansu is projected to be our 4th largest province in 2008 with signed sales targets of over USD $13M and products ready to ship in March 2008. Six others have a smaller but growing sales volume.

Animal Products

By the end of 2007, we sold USD $1.6M in animal products primarily to farmers in Inner Mongolia (66%) and other provinces (33%). We anticipate the sale of our animal product to grow in revenue, but when compared to our overall growth in plant products, it will continue to remain a small percentage of revenue (projected to be 5% of overall revenue in 2008).

Competition

The Chinese fertilizer industry is highly fragmented. By 2007, there were over 2,000 fertilizer products in the government’s registry. We compete more specifically with producers of fulvic acid products and there are 164 of these in the registry (Source: Chinese Fertilizer Net). Of these 164, only 4 other products are similar to our in the type of raw materials added. We will briefly describe below the top 3 producers of these products.

1. Dry Dragon – USD $16M. Based in Xinjiang and in business for 15 years.

2. Penshibao – USD $13.5M. Based in Guangxi. Founded in 1985.

3. Yongye – USD $13.1M. Currently, we are # 3 in this space.

Competitive Advantages

We believe that we have the following five competitive advantages:

1. Unique formula for both plants and animals. Our pending patents, as listed below, are for the invention of the specific formulas for our base plant and animal products. We are the first company to establish such formulas in our industry and we will continue to improve and diversify them based on customer need.

2. Recognized and certified product offerings. We are well recognized in our markets because we work with government authorities to establish the strength of our product and company and we work with farmers in creating loyalty via our sales and support process. This leads to high recognition. We also make sure our products are certified in all the appropriate ways.

3. Provide direct technical and support services to farmers who purchase products. We create strong customer loyalty by supporting farmers from product trials through initial purchase and finally into large quantity purchases. We will educate farmers in yield production techniques and how our products are part of this process. We will then show them how our product works and even set up trials in specific areas. We will then help them use the product throughout the season as well.

4. Cost effective extraction of fulvic acid on an industry scale. Based on internal and industry studies, our extraction process is unique in our industry and we not only create a better fulvic acid base for our products, but do it in a very cost effective manner. This allow us to create a better product at a competitive price.

Growth Strategy

Our strategic growth plan in 2008 capitalizes on the following market conditions to build long term profitability:

•	We expect to increase our “community-direct” style of branded stores to grow from 200 to 650 in our 4 largest provinces.

•	We expect to see sales of product in 10 provinces – our four largest provinces will grow in sales and 6 new provinces which meet our specific criteria for arable land will come on line.

•	We expect to provide ongoing corporate functions of business development, marketing and technical support to the distributors who sell our products;

•	We plan to work with government agencies to help us source locations for new stores and to endorse our products which are already in sales in their location.

New Products for 2008

We will continue to develop market driven additions to our product lines and in 2008, we plan to roll out the following products:

Plant Products

Currently, we use a universal product base for sales, but will increase our product offerings to the following:

Corn, La Jiao Pepper, Wheat, Rice, Cucumber, Tomato, Cotton, Potato, Sunflower, Grapes, Tropical Fruits and Flowers.

When we introduce these products into the market place, we will charge a small percentage more than we do for the universal product which should increase our revenue by a small amount. This will not replace our universally applied product as we will leave it in the market as well. We also expect to increase the price as demanded by the market.

Animal Product

After successful sales in our test market, we will continue to offer our Dairy Cow products, but will increase sales of the product in more provinces. We are also working on the introduction of products for pigs, chickens and sheep.

Inventory

Our efficient production methods allow for low inventory levels, which are typically less than one month’s raw materials and finished stock, with the majority of orders being produced upon demand by distributors and shipped directly to them upon completion.

Intellectual Property

We have carried on independent research for many years in the area of biochemistry including humic acid and fulvic acid research, development and industrialization. Our research has produced the intellectual property we currently use. Inner Mongolia Yongye filed two invention patent applications with the State of Intellectual Property Office of the PRC with the application numbers 200610131953.7 and 200510118240.2. Currently, those two patent application are pending. We expect those two patents to be issued in the name of Yongye Nongfeng Biotechnology Company, Ltd in March 2008. We also filed two trademark registration applications with the Trademark Bureau of the State Administration of Industry and Commerce of the PRC.

Our patents cover the mixture of both the base formulas for the plant and animal nutrient products. Once the patents are issued, we will work with our exclusive contract manufacturers to ensure our Intellectual Property is protected. The Inner Mongolia Science & Technology Department has tested and compared our fulvic acid product with other fulvic acid products and found that it has a lighter weight and higher bio-activity than the other products it tested. Our extraction process for fulvic acid will remain a trade secret and will be protected by a non-compete contract with Professor Gao Jing.

In addition to trademark and patent protection law in China, we also rely on contractual confidentiality and non-compete provisions to protect our intellectual property rights and brand. We also take the further steps of limiting the number of people involved in the production process and, when taking in raw materials and preparing them for mixture, we refer to each ingredient by a number rather than its name.

Our product development life cycle is an important part of the way we do business. We bring new products to market in the following way: market research, funding approval, R&D on product, trials, approvals, model for marketing and market entry. The typical process may take up to 3 years depending upon the governmental approval process.

Government Regulation

Our products and services are subject to regulation by governmental agencies in the PRC and Shaanxi Province. Business and company registrations, along with the products, are certified on a regular basis and must be in compliance with the laws and regulations of the PRC and provincial and local governments and industry agencies, which are controlled and monitored through the issuance of licenses. Our licenses include:

Operating license

Our operating license enables us to undertake research and development, production, sales and services of humic acid liquid fertilizer, sales of pesticides, and export and import of products, technology and equipment. The registration No. is 0479897, and it is valid between January 4, 2008 and January 3, 2018. Once the term has expired, the license is renewable.

Green Food Certified

All of our fertilizer products are certified by the PRC government as green products for growing Grade AA “Green” foods which means they contain little or no chemical materials and can be used to grow organic foods. This is given by the China Green Food Research Center which has been researching organic food issues since 1992 and is part of the PRC Ministry of Agriculture.

Fertilizer Registration

Fertilizer registration is required for the production of liquid fertilizer and issued by the Ministry of Agriculture of the PRC. Our registration number is Agriculture Fertilizer No. 2630 (2007).

Employees

The past few years have seen tremendous growth in the company and our employee base has also grown to scale with the business. Here are our 2007 and 2008 numbers broken out between Yongye Nongfeng Biotechnology Company, Ltd. (YNFB), and its contracted manufacturing company Inner Mongolia Yongye Biotechnology Company, Ltd. (YBL) :

Category	2007	2008
	YBL	YNFB	YBL
General and Administrative	31	39	0
Manufacturing	60	0	60
Research & Development	15	15	0
Sales & Support	91	161	0
Total	197	215	60

Going forward, since the closing of the Share Exchange, all employees, excluding manufacturing staff, have signed contracts with Yongye Nongfeng Biotechnology Company, Ltd. and will work for us exclusively.

Property

Our principal executive offices are located at 6th floor, Suite 608, Xue Yuan International Tower, No.1 Zhichun Road, Haidian District, Beijing, PRC and the telephone number is 011-86-8231-8626. The office space is approximately 1,000 square meters in area. Inner Mongolia Yongye’s main production facility is in the High Tech Economic Development Zone in Hohhot City in Inner Mongolia.

There is no private ownership of land in China. All land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. Inner Mongolia Yongye owns the land use rights for the land on which its manufacturing facility is situated, which have a term of 50 years from 2003.

Risk Factors

Risks Related to Our Business

The CJV is still in the process of transitioning its business operations.

We recently established the CJV to carry on the business of marketing and distributing our fulvic acid plant and animal nutrient products. Although our intention is that ultimately all of the business operations carried on by Inner Mongolia Yongye to date will be conducted by Yongye Nongfeng including manufacturing of finished goods, all of the contractual obligations to carry out the transfer of these business operations have not currently been completed. The requirement in the contract is for a 90 day window for this to occur. In addition, we currently owe Inner Mongolia Yongye over $9 million for certain liabilities incurred with our restructuring to date. To the extent that the current corporate structure is ineffective in facilitating our business operations as contemplated, we may decide to unwind or modify the current CJV in favor of a more efficient corporate structure, which may include formation of a wholly foreign owned entity. This may be accomplished without seeking approval from Investors in the Offering.

Currently, all of the distributorship agreements are in the name of Inner Mongolia Yongye, although we intend to enter into amendments in favor of Yongye Nongfeng Biotechnology Company, Ltd. as soon as practicable following the closing of the Offering. The limited operating history and the early stage of development of Yongye Nongfeng Biotechnology Company, Ltd. makes it difficult to evaluate its business and future prospects. Although Inner Mongolia Yongye’s revenues have grown rapidly, we cannot assure you that Yongye Nongfeng Biotechnology Company, Ltd. will continue to maintain such profitability or that it will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

We have not previously prepared stand-alone financial statements for our business

Due to the recent formation of Inner Mongolia Yongye Nongfeng Biotechnology Co. Ltd., we have not prepared stand-alone financial statements for any period for the business we currently conduct. Although the pro forma financial statements appearing elsewhere in this Current Report on Form 8-K are intended to show the results that might have been obtained by our business for and as of the relevant period, this financial presentation does not take into account our newly entered into manufacturing arrangements. Issues such as revenue recognition, ‘push-down’ accounting under US GAAP and related party transaction disclosure have not yet been considered by us, and may affect the financial statements we will be preparing for periods subsequent to January 15, 2008. When we have prepared such stand-alone financial statements and they have been reviewed by our independent public accountants, they may differ significantly from the pro forma financial statements appearing elsewhere herein. In addition, the enterprise valuation used to determine the offering price of the shares in the Offering was based on the predecessor financial statements of Inner Mongolia Yongye Biotechnology Co., Ltd. and may not be reflective of the trading price of such shares as may prevail following the publication of our stand-alone, audited financial statements.

We will continue to encounter risks and difficulties in implementing our business model, including potential failure to:

•	increase awareness of our products, protect our reputation and develop customer loyalty;

•	manage our expanding operations and service offerings;

•	maintain adequate control of our expenses; and

•
anticipate and adapt to changing conditions in the markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Our reliance upon third party suppliers for raw materials may hinder our ability to be profitable.

We are dependent upon our relationships with third parties for our supply. We have three major suppliers of humic acid. These suppliers provided approximately 100% of our feedstock in 2007. Should any of these suppliers terminate their supply relationships with us, we may be unable to procure sufficient amounts of humic acid and our profitability may be limited. In addition, our suppliers may not perform their obligations as agreed, and we may be unable to specifically enforce our agreements. If we are unable to obtain adequate quantities of humid acid at economically viable prices, our business could be unprofitable and investors may lose their entire investment in us.

Adverse weather conditions could reduce demand for fertilizer products.

The demand for our nutrient products fluctuates significantly with weather conditions, which may delay the application of the fertilizer or render it unnecessary at all. If any natural disasters, such as flood, drought, hail, tornado or earthquake, occur, demands for our products will be reduced.

The markets in which we operate are highly competitive and fragmented and we may not be able to maintain market share.

We operate in highly competitive markets and expect competition to persist and intensify in the future. Our competitors are mainly domestic leaders in the fertilizer markets in China. We face the risk that new competitors with greater resources than us will enter our markets.

Key employees are essential to growing our business.

Mr. Zishen Wu and Professor Gao Jing are essential to our ability to continue to grow our business. Mr. Zishen Wu has established relationships within the industries in which we operate. Professor Gao has performed all of the independent research and knows our main suppliers and has other important industry relationships. If they or other members of our senior management were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue. In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

If we need additional financing, which may not be available to find such financing on satisfactory terms or at all.

Our capital requirements may be accelerated as a result of many factors, including timing of development activities, underestimates of budget items, unanticipated expenses or capital expenditures, future product opportunities with collaborators, future licensing opportunities and future business combinations. Consequently, we may need to seek additional debt or equity financing, which may not be available on favorable terms, if at all, and which may be dilutive to our stockholders.

We may seek to raise additional capital through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we may incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to our stockholders’ interest in bankruptcy or liquidation. To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or product candidates, or grant licenses on unfavorable terms.

If we fail to adequately protect or enforce our intellectual property rights, or to secure rights to patents and trademarks of others, the value of our intellectual property rights could diminish.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

To date, we have filed two patent applications to the State Intellectual Property Office of the PRC and two trademark registration applications to the Trademark Bureau of State Administration of Industry and Commerce of the PRC. However, we cannot predict the degree and range of protection patents and trademarks will afford us against competitors. Third parties may find ways to invalidate or otherwise circumvent our proprietary technology and trademark. Third parties may attempt to obtain patents claiming aspects similar to our patent and trademark applications. If we need to initiate litigation or administrative proceedings, such actions may be costly whether we win or lose.

Our success also depends on the skills, knowledge and experience of our scientific and technical personnel, consultants, advisors, licensors and contractors. To help protect our proprietary know-how and inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. If any of our intellectual property is disclosed, our value would be significantly impaired, and our business and competitive position would suffer.

If we infringe the rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against litigation.

If our products, formula, methods, processes and other technologies infringe proprietary rights of other parties, we could incur substantial costs, and may have to obtain licenses (which may not be available on commercially reasonable terms, if at all), redesign our products or processes, stop using the subject matter claimed in the asserted patents, pay damages, or defend litigation or administrative proceedings, which may be costly whether it wins or loses. All of the above could result in a substantial diversion of valuable management resources.

We believe we have taken reasonable steps, including comprehensive internal and external prior patent searches, to ensure we have freedom to operate and that our development and commercialization efforts can be carried out as planned without infringing others’ proprietary rights. However, we cannot guarantee that no third party patent has been filed or will be filed that may contain subject matter of relevance to our development, causing a third party patent holder to claim infringement. Resolving such issues has traditionally resulted, and could in our case result, in lengthy and costly legal proceedings, the outcome of which cannot be predicted accurately.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

Our business will suffer if Inner Mongolia Yongye loses its land use rights.

There is no private ownership of land in China and all land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be obtained from the government for a period up to 70 years, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. Inner Mongolia Yongye has received the necessary land use right certificate for its primary operating facilities, but we can give no assurance that these land use rights will be renewed on favorable terms or renewed at all. If Inner Mongolia Yongye loses its land right certificates we may lose access to production facilities that may be difficult or impossible to replace. Should we have to relocate, our workforce may be unable or unwilling to work in the new location and our operations will be disrupted during the relocation. The relocation or loss of facilities could cause us to lose sales and/or increase our costs of production, which will negatively impact our financial results.

Our business will be harmed if our major distributors reduce their orders or discontinue doing business with us.

For the year ended December 31, 2007, we sold our products through eighteen major distributors. Our sales through our top three distributors accounted for approximately 74% of revenue. We anticipate that a similar percentage of our products will be sold through some of these and other distributors in 2008. Although we believe that our relationship with these distributors is good, we have no long term supply agreements with them and any or all of them could termination their relationship with us in favor of competitors with increased productions capabilities or offering lower prices or other favorable terms. If some or all of these distributors reduce their orders or discontinue doing business with us, we could have difficulties finding new distributors to distribute our products and our revenues and net income could in turn decline considerably. Our reliance on these major distributors could also affect our bargaining power in getting favorable prices for our products. In addition, untimely payment and/or failure to pay by these major distributors would negatively affect our cash flow.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Associated With Doing Business In China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under our current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We derive a substantial portion of ours sales from China.

Substantially all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese renminbi into foreign currencies and, if Chinese renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of renminbi to the U.S. dollar had generally been stable and the renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese renminbi to the U.S. dollar. Under the new policy, Chinese renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese renminbi appreciated approximately 2.5% against the U.S. dollar in 2005 and 3.3% in 2006. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese renminbi against the U.S. dollar. We can offer no assurance that Chinese renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions will result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions will result in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese renminbi into foreign currency for current account items, conversion of Chinese renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

If we cannot renew our fertilizer registration certificate, which expires in one year, we will be unable to sell some of our products which will cause our sales revenues to significantly decrease.

All fertilizers produced in China must be registered with the PRC Ministry of Agriculture. No fertilizer can be manufactured without such registration. We have obtained a Fertilizer Registration Certificate from the PRC Ministry of Agriculture. Such certificate was issued in February 2008 and will expire in February 2009. We plan to renew it as required by the PRC Ministry of Agriculture.

Our belief is that the PRC Ministry of Agriculture generally will grant an application for renewal in the absence of illegal activity by the applicant. However, there is no guarantee that the PRC Ministry of Agriculture will grant renewal of our Fertilizer Registration Certificate. If we cannot obtain the necessary renewal, we will not be able to manufacture and sell our fertilizer products in China which will cause the termination of our commercial operations.

We may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

We may not be guaranteed of a continuance to receive the preferential tax treatment we currently enjoy under PRC law, and dividends paid to us from our operations in China may become subject to income tax under PRC law.

The rate of income tax on companies in China may vary depending on the availability of preferential tax treatment or subsidies based on their industry or location. The current maximum corporate income tax rate is 33%. The PRC government promulgated on March 16, 2007 the new Enterprise Income Tax Law that will be effective as of January 1, 2008. Pursuant to the new law, the enterprise income tax of 25% shall be apply to any enterprise. Although we were approved by the local tax authority to be exempted from the enterprise income tax for a five-year period commencing in 2007 and ending in 2012, we do not know whether such new law may change the preferential treatment that was granted to us. Any loss or substantial reduction of the tax benefits enjoyed by us would reduce our net profit.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not currently a freely convertible currency, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005. According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules, who may indirectly hold our shares through the participation and exercise of incentive stock option granted to our members of our management by Full Alliance International Limited.

As a result, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on our understanding of current PRC Laws, we are not sure whether the New M&A Rule would require us or our entities in China to obtain the CSRC approval in connection with the transaction contemplated by the Exchange Agreement in connection with the share exchange.

Further, if the PRC government finds that we or our management members did not obtain the CSRC approval, which CSRC may think we should have obtained before our executing the Exchange Agreement, we could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as (2.2)%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Government regulations on environmental matters in China may adversely impact on our business.

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

We have obtained all permits and approvals and filed all registrations required for the conduct of its business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations. We are in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us. We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location. However, in connection with the ownership and operation of its properties (including locations to which we may have sent waste in the past) and the conduct of its business, we potentially may be liable for damages or cleanup, investigation or remediation costs.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. State and local environmental regulatory requirements change often.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

Financial damages may be imposed on us if we are unable to retain certain “financial professionals” as required by the Purchase Agreement.

The Purchase Agreement obligates us to hire a chief financial officer who has experience as a senior financial officer of a United States public reporting company and who is (i) fluent in English, (ii) residing or will reside, upon employment by us, in Asia, and (iii) familiar with (x) GAAP and (y) auditing procedures and compliance for the United States public companies and to enter into an employment agreement with such professional for a term of no less than two years.

Additionally, the Securities Purchase Agreement obligates, the Company, within 180 days following the effective date of a resignation statement for any of the Investor Shares, to hire a “top 15” independent registered public accounting firm having its principal office in the United States (or other independent registered public accounting firm reasonably acceptable to Roth), that has experience as the independent registered public accounting firm for a United States public reporting company and having principals who are (i) a certified public accountants, (ii) fluent in English, and (iii) an expert in (x) GAAP and (y) auditing procedures and compliance for United States public companies, and to enter into an audit engagement agreement with such firm for a term of no less than 12 months, to conduct the annual financial audit of the Company, prepare the audited annual financial statements of the Company required to be included in its United States public company filings and review and assists in the preparation of the unaudited quarterly financial statements of the Company required to be included in its United States public company filings.

If we fail to comply timely with either of our obligations regarding such financial professionals, we may incur financial damages in the amount of 1% of the proceeds of the Offering, monthly, up to an aggregate amount of 6% of the amount of the Offering.

The imposition of such financial damages would require the use of capital that we had planned to use, and may require, in connection with its business.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of avian flu, severe acute respiratory syndrome, or SARS, or another epidemic or outbreak. From 2005 to 2007, there have been reports on the occurrences of avian flu in various parts of China and elsewhere in Asia, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business operations. Our operations may be impacted by a number of health-related factors, including, among other things, quarantines or closures of our factories and the facilities of our supplier and customers which could severely disrupt our operations, and a general slowdown in the Chinese economy. Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Risks Related to the Common Stock

If we do not timely file and have declared effective the registration statements pursuant to the Offering and the Share Exchange Agreement, we will be subject to liquidated damages.

Pursuant to the Offering and the Share Exchange Agreement, we entered into the Registration Rights Agreement. Under this agreement, we are obligated to file one registration statement providing for the resale of the shares of common stock issued in the Offering (the “Registration Statement”). Pursuant to the Registration Rights Agreement, we agreed to file and have declared effective the Registration Statements by certain dates. Although we believe that we and our advisors will be able to take all steps necessary to permit the SEC to declare the Registration Statements effective timely, it is possible that the SEC may, by application of policies or procedures that vary from past policies and procedures, delay the effectiveness of the Registration Statements or make it impractical for us to respond to the SEC in a manner that permits us to declare the Registration Statements effective. If we do not meet these timelines, then we must pay liquidated damages in the amount of an amount equal to 1.0% of the aggregate investment amount, subject to a maximum limit of 1.0% of the aggregate investment amount, per month, or 10% for all liquidated damages payable pursuant to the Registration Rights Agreement.

When the Registration Statement becomes effective, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock.

Following the effective date of the Registration Statement, a large number of shares of common stock will become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, may sell common stock into the market in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently no public market for our common stock, which is listed on the Over-the-Counter Market, and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our Common Stock is considered “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

SELECTED FINANCIAL DATA

The following selected financial data is for our predecessor, Inner Mongolia Yongye, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth elsewhere in this Form 8-K. The selected financial data presented below for the fiscal years ended December 31, 2006 and 2007 are derived from financial statements audited by Patrizio & Zhou, an independent accounting firm, and should be read in conjunction with the financial statements of Inner Mongolia Yongye and notes thereto, set forth elsewhere in this Form 8-K.

Selected Historical Financial Data

The following tables set forth selected historical and projected financial information as of the dates and for the periods indicated.

The statement of operations data for each of the two fiscal years ended December 31, 2006, and 2007 and the balance sheet data as of December 31, 2007 have been derived from the audited financial statements for Inner Mongolia Yongye included elsewhere in this Form 8-K.

	2007	2006

SALES	$13,137,406.00	$3,722,640.00
COST OF GOODS SOLD	7,274,710.00	2,710,840.00

GROSS PROFIT	5,862,696.00	1,011,800.00
Gross Margin	0.45	0.27
EXPENSES	925,996.00	484,796.00
Selling Expense
G & A Expense
Total Expenses	925,996.00	484,796.00

INCOME FROM OPERATIONS	4,936,700.00	527,004.00

Interest expense	(212,239.00)	(76,819.00)
Other expense	(365,907.00)	(2,446.00)
Total Other Income (Expenses)	(578,146.00)	(79,265.00)

INCOME BEFORE PROVISION FOR INCOME	4,358,554.00	447,739.00

PROVISION FOR INCOME TAX (33%)	0.00	0.00

NET INCOME	$4,358,554.00	$447,739.00

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	723,298.00	250,911.00

COMPREHENSIVE INCOME	$5,081,852.00	$698,650.00

Financial Projection for Fiscal Years Ending December 31, 2008 and 2009

The selected financial data for the fiscal years ending December 31, 2008 and 2009 are based on management’s projections. While the projections set forth below are based on forecasts and assumptions that management considers reasonable, they are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. In addition, the projections assume that no event will occur that materially disrupts our business. Accordingly, there can be no assurance that the projections will be achieved and the actual results may well vary significantly from those shown. These projections have been prepared by our management and have not been opined upon, reviewed or compiled by independent public accountants and are not presented in accordance with generally accepted accounting principles. Further, these projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or guidelines established by the American Institute of Certified Public Accountants regarding projections.

	2008	2009
	Jan-Dec
SALES	$44,018,532	$66,685,303

NET INCOME	$10,216,383	$15,824,340

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K.

Overview

We are engaged in the research, development, production and sales of fulvic acid based liquid and powder nutrient compounds. Based on industry research and government information, we believe our proprietary technology for fulvic acid extraction creates some of the purest and most bioactive fulvic acid in China and thus some of the most effective plant and animal nutrients on the market. Because we create our own fulvic acid and control our manufacturing process from procurement of raw materials to final production, we believe that we can provide a high quality product to our customers with the expectation of more reliable results season to season.

We are headquartered in Beijing, China and Inner Mongolia Yongye’s manufacturing plant is located in the Inner Mongolia province of China. Currently, we sell two lines of product based on our fulvic acid base: plant nutrition liquid compound and animal nutrition food additive. Our products start with our Fulvic Acid base then, in addition, we add other natural substances to customize the base for use in our plant or animal lines of products. Our plant products add naturally occurring macro and micro nutrients such as nitrogen, phosphorus, potassium, boron and zinc. Our animal products add natural herbs which provide antibiotic type properties.

We recorded sales for our first plant product in 2005 and now in 2007 we market and sell both plant product in 10 provinces and animal product in 2 provinces. In 2007 we produced approximately 1,100 tons of plant product (106,000 units) which represented 87% of revenue at USD $11.5M and sold it to approximately 125,000 farmers. We also produced approximately 4 tons of our animal product (approximately 13,800 units) which sold to farmers to treat approximately 80,000 animals. This represented 13% of revenue at USD $1.6M. In its highly concentrated form, our plant product was sprayed on approximately 4M Mu of arable land in our top 4 provinces and in our largest province, Xinjiang, it was applied to 8% of the land available for cultivation. Our top 3 provinces by revenue last year represented 80% of sales and were Xinjiang at $6.2M (45%), Inner Mongolia at $2.7M (20%), and Hebei at $2M (15%). Among these provinces, sales are broken up into sales to large farms at 45% and small farms at 55%.

Recent Development

The financials we are reporting are for Inner Mongolia Yongye Biotechnology Co., Ltd. (predecessor company), which has transferred all existing business operations including 2008 & 2009 sales contracts and income, intellectual property and patents, and personnel, exclusive of manufacturing personnel, into the name of the new Cooperative Joint Venture, Yongye Nongfeng Biotechnology Co., Ltd. The predecessor company will become the primary contract manufacturing company for the new Cooperative Joint Venture and will provide product at a cost plus price for the next five years. This company will also keep the existing assets and long-term liabilities on their balance sheet.

Year ended December 31, 2007 to year ended December 31, 2006:

Sales

Sales revenue for the year ending December 31, 2007 was $13,137,406, an increase of $9,414,766, or 253%, compared with the corresponding period in 2006. This increase was the result of an increase in sales volume due to expansion of our sales network through our increase of branded stores and the increase of our animal product to 13% of revenue.

Cost of goods sold

Cost of goods sold for the year ending December 31, 2007 was $7,274,710 which is 55% of revenues. This is an increase of $4,563,870 over the previous period which represents a 168% increase overall. However, as a percent of revenue, this represented an overall decrease of 17% when compared with the corresponding period in 2006 which was 73%. The overall increase in cost of goods sold was primarily due to the increase in our production plan to meet our overall sales goals. The incremental decrease in cost of goods sold was due to more favorable pricing when buying larger quantities of raw materials.

Gross Profit

Gross profit for the year ending December 31, 2007 was $5,862,696, and represented 45% of sales. This was an increase of $4,850,896, or 479%, when compared with the corresponding period in 2006. However, when compared as a percentage of revenues, Gross Profit Margin increased from 27% to 45% from 2006 to 2007. The overall decrease was largely due to our overall decrease in Cost of Goods Sold.

Selling, General & Administrative

Selling, general and administrative expenses for the year ending December 31, 2007 was $925,996, an overall increase of $441,200 or 91% when compared with the corresponding period in 2006. The increase in selling, general and administrative expenses was primarily due to increased sales activities, increased staffing and advertising activities. However, while we increased revenues by 253%, we actually decreased overall spending on Sales, General and Administrative expenses by 46%.

Comprehensive Income

Comprehensive income for the year ending December 31, 2007 was $5,081,852, an increase of $4,383,202 or 627%, compared with the corresponding period in 2006. This increase was the result of an increase in sales revenue due to expansion of our number of branded stores and or distribution network overall. The increase in net income was also due to an exemption from corporate and value added taxes for 2007 according to our status as a High Tech company and agricultural company in Inner Mongolia. This represented a gain of $111,934.57 in 2006 and a gain of $1,089,638.36 in 2007. Our Foreign Currency Translation was a relative gain of $723,298.

Liquidity and Capital Resources

Inner Mongolia Yongye has historically financed our operations and capital expenditures principally through shareholder loans, bank loans, and cash provided by operations. We will use the net proceeds of Offering of approximately $10 million, to finance the purchase of raw materials and finished inventory from Inner Mongolia Yongye, finishing research and development on new products ready for launch in 2008, capital equipment and an expansion of our facilities and production, build out of our distribution network and increasing the number of our branded stores.

We believe that our existing cash, cash equivalents and cash flows from operations and from the Offering will be sufficient to meet our presently anticipated future cash needs for the next growing season. We may, however, require additional cash resources due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. Therefore, there can be no assurance that such additional investment will be available to us, or if available, that it will be available on terms acceptable to us.

Accounts receivable

We reserve 10% of accounts receivable balances that have been outstanding for more than 6 months but less than one year, 20% of accounts receivable balances that have been outstanding between one year and two years, 50% of receivable balances that have been outstanding between two year and three years, and 100% of receivable balances that have been outstanding for more than three years. As of December 31, 2007 we had accounts receivable of $1,630,609, with net of allowance for doubtful accounts of $ 46,469.This represented 9% of sales and was an increase of 571% compared to the same period in 2006. However, when compared as a percent of sales with 2006, it was only an overall 5% increase over the 4% rate in 2006. Our sales policy requires cash payments from distributors with the option to carry payment up to 3 months.

Operating Activities

Net cash used in operating activities for fiscal 2007 was $4,618,338, compared to $257,736 provided by operating activities for fiscal 2006. The increase in net cash provided by operating activities was due to an increase in our sales revenue.

Investing Activities

Net cash used in investing activities for fiscal 2007 was $309,221 compared to $72,005 used in investing activities for fiscal 2006. The cash was spent on a small investment of $308,312 in property and equipment.

Financing Activities

Net cash provided by financing activities for fiscal 2007 was $5,197,237 compared with net cash used by financing activities for fiscal 2006 of $380,908. The cash inflow was due to short term borrowing from the Agricultural Development Bank and our major shareholder to make up a shortfall in working capital resulting from the purchase of raw materials and plant and equipment. We made payments on the bank loan during the year as required.

Inventories

Inventories consist of the following as of June, 2007: Supplies, packing and raw materials $9,851,788. This consists of $4,302,950 of product ready for shipment, $4,969,350 in work in progress and $195,127 in packaging materials. As this is a seasonal business, the inventory will be very high at the beginning of the season after due to continued production and small number of sales.

Tax Payables

We have no taxes payable as of December 31, 2007.

Property, Plant and Equipment

Property, plant and equipment consist of the following as of June 30, 2007: $2,486,487

The reporting currency of the Company is the US dollar. We use our local currency, Renminbi (RMB), as our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Related Party Transactions

Inner Mongolia Yongye is a 10% owner of Yongye Nongfeng. Mr. Zishen Wu controls Inner Mongolia Yongye and is CEO of Yongye Nongfeng Biotechnology. He will also sit on the boards of both companies as Chairman. During the years ended December 31, 2006 and 2007, Inner Mongolia Yongye entered into several intercompany loan transactions with affiliated entities, none of which have been assumed by Yongye Nongfeng. In addition, in January 2008, Yongye Nongfeng Biotechnology entered into a Cooperation Agreement with Inner Mongolia Yongye providing for the terms of contract manufacturing of nutrient product on terms disclosed elsewhere herein. Inner Mongolia Yongye and Yongye Nongfeng Biotechnology have also entered into a Sales Agreement in April 2008 providing for the sale of existing nutrient inventory on terms disclosed elsewhere herein.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined by rules recently enacted February 16, 2006 by the Financial Accounting Standards Board, and accordingly, no such arrangements are likely to have a current or future effect on our financial position, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Description of Securities

Common Stock

We have 150,000,000 authorized shares of common stock, $.001 par value per share, of which 20,000,374 shares of common stock are issued and outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Share Exchange. Our common stock, par value $0.001, is listed for quotation in the OTCBB under the symbol “GDTN.OB”. NASDAQ is in the process of issuing a new symbol based on the name change pursuant to the amendment to our Articles of Incorporation, dated April 7, 2008. There is no active trading market in our securities.

As of April 13, 2008, there were 26 holders of record of our Common Stock.

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Legal Proceedings

In the normal course of business, we are subject to claims and litigation. We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 22, 2008 (after giving effect to the Share Exchange and the Offering) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of April 22, 2008, we had 20,000,374 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC.

All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of April 22, 2008, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock

Full Alliance International Limited (1)	6,748,107	31.2%

Knight Bridge Group (2)	2,861,189	12.8%

Zishen Wu	—	*

Sun Taoran	—	*

Vini Dharmawan	—	*

Zhao Qiang	—	*

Gao Jing	—	*

Larry Gilmore	—	*

Zhang Haiming	—	*

Guo Xiaochuan		*

All Directors, Executive Officers and Director Nominees, as a group	—	—

* Less than one percent

(1)	The business address of Full Alliance is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands

(2)	The business address of Knight Bridge Group is 20/F, Sunning Plaza, 10 Hysan Avenue, Causeway Bay, Hong Kong.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Closing, Ms. Kim McElroy resigned from her position as the sole officer of the Registrant and Mr. Zishen Wu was appointed to serve as Chief Executive Officer and President, Ms. Vini Dharmawan was appointed to serve as Chief Financial Officer, Secretary and Treasurer, Mr. Zhao Qiang was appointed to serve as VP Sales and Marketing, Professor Gao Jing was appointed to serve as Chief Scientist, and Mr. Larry Gilmore was appointed to serve as VP Corporate Strategy.

Prior to the consummation of the Share Exchange, our Board of Directors was comprised of one sole director, Ms. Kim McElroy. At the Closing, Mr. Zishen Wu was appointed to serve as Chairman of the Board of Directors by Ms. Kim McElroy. Ms. Kim McElroy has tendered her resignation as a director, which became effective on the closing date of the Share Exchange, and Messrs. Sun Taoran, Zhao Qiang, Zhang Haiming and Guo Xiaochuan were appointed to the Board of Directors immediately upon such effectiveness. Each will continue to serve as directors of the Registrant and shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Set forth below is information regarding our current directors and executive officers.

Name	Age	Position
Zishen Wu	39	Chief Executive Officer, President and Chairman
Sun Taoran	38	Vice Chairman
Vini Dharmawan	38	Chief Financial Officer, Secretary and Treasurer
Zhao Qiang	42	VP Sales and Marketing and Director
Gao Jing	66	Chief Scientist
Larry Gilmore	45	VP Corporate Strategy
Zhang Haiming	47	Independent Director
Guo Xiaochuan	42	Independent Director

Zishen Wu, Chief Executive Officer, President and Chairman

Mr. Wu has been CEO and Chairman of the Board of Directors since the inception of the Company in 2001. Mr. Wu began his career as official at the State Planning Department in Inner Mongolia between 1984 to 1988. From 1989 to 2000, Mr. Wu had been appointed in various managerial position from General Manager to Chairman of several State Owned Conglomerates in textile, diary and agriculture industries. In 2001, Mr. Wu founded Yongye Technology Company in Inner Mongolia to distribute consumer electronics with annual sales of 80 million RMB. Then 2003, Mr. Wu found Yongye Organism Technology Company to product plant and animal nutrients. Mr Wu currently is the deputy director for the Inner Mongolia Charmer of Commerce and a member of executive committee for industry and commerce association in Inner Mongolia.

Sun Taoran, Vice Chairman

Mr. Sun joined Yongye as the Vice Chairman in 2004. Mr. Sun has over 16 years experience with leading media and marketing company in China. From 1991, Mr. Sun co-founded a media company with several well known publications. He was managing one of the key managers and share holders in the media company until 2001. In 1998, Mr. Sun co-founded High Tech Wealth (HTW), a Chinese well known branded Personal Digital Assistant (PDA). Mr. Sun was the General Manager of HTW until 2002. In 2003, Mr. Sun also founded an electronic payment system company which he is the Chairman of the company. Mr. Sun received his B.A. from Degree in Economic from Beijing University in 1991.

Vini Dharmawan, Chief Financial Officer, Secretary and Treasurer

Prior to joining Yongye as the Chief Financial Officer in 2007, Ms. Liang was the financial controller for World Wide Sires Co., Ltd., a Sino-US animal feedstock joint venture in Beijing from 2006 to 2007. Prior to World Wide Sires Co., Ltd., Ms. Liang was Chief Financial Officer at China Inner Mongolia Mengniu-Australia Dairy Farm Corporation, a Morgan Stanley investment, from 2004 to 2006, Chief Financial Officer for Great Oil Co. Ltd from 2000 to 2004, Financial Manager at APP Group from 1995 to 2000, Internal Auditor for Bank of Central Asia from 1991 to 1994, and senior auditor for Arthur Anderson Accounting Firm from 1989 to 1991. Ms. Liang received her B.S. from Tarumanagara University of Indonesia in Accounting in 1991 and CEO Management Course from Qinghua University in 2007, Beijing China.

Zhao Qiang, VP Sales and Marketing and Director

Mr. Zhao was awarded top ten Marketing Person of the Year in China. Prior to joining Yongye as the Chief Marketing Officer and director in 2007, Mr. Zhao had over 16 years of marketing experiences where he worked for famous consumer product companies as Head of Marketing. Mr. Zhao was Senior Vice President of Marketing for Guangdong Galanz Group, a famous household appliance company, prior to Galanz Group, Mr. Zhao was President of Gracewell, a well known undergarment brand in China and Meijin, a famous PDA manufacture as Senior Vice President of Marketing. Mr. Zhao received his B.A. in Journalism from China Media University, and received his MBA from Cheung Kong Graduate School Of Business.

Prof. Gao Jing, Chief Scientist

Prof. Gao was the co-founder of Yongye Organism Technology Company. He is highly regarded professor in Chemistry at the Inner Mongolia University who has published over several hundreds papers and holds many patents in the field of Chemical products. Prior to joining Yongye, Prof. Gao was Deputy Director at the Petrochemical Research Institute of Inner Mongolia between 1982 to 2001, Director of Research Lab at Inner Mongolia Chemical Laboratory between 1981 to 1982, and Deputy Production Director for Wumeng Fertilizer Company. Prof. Gao holds professorship of Chemistry at Inner Mongolia University since 1989. Mr. Chen received his B.S. in Chemistry from Inner Mongolia University in 1961.

Larry Gilmore, VP Corporate Strategy

Prior to joining Yongye, Mr. Gilmore was SVP of operations for Asia Standard Energy from 2005 to 2007 and had the responsibility for raising investment and corporate oversight on finance and accounting. Prior to this, he was Managing Director of GC Global from 2001 till 2004 and assisted large organizations in large scale change initiatives. Prior to this he was a Manager of Human Resources at Alcatel and Senior Consultant at Deloitte and Touche.

Dr. Zhang Haiming, Independent Director

Dr. Zhang received his B.S., M.S. in Genetic Breeding from Inner Mongolia Agricultural University, received his PhD in China Agricultural University. Dr. Zhang went to The University of Tokyo and Tokyo University of Agriculture and Technology as Senior Visiting Scholar in 1995 and 2002. He has over 10 years of management experience in agricultural and animal husbandry industry where he worked for several academic colleges and departments in Beijing University of Agriculture and Inner Mongolia Agricultural University. He joined some international projects as Chief Chinese Scientist supported by Asian Development Bank and UNIDO. Dr. Zhang has published over 40 papers, been responsible for 6 projects with funding over RMB6M.

Guo Xiaochuan, Independent Director

Professor Guo Xiaochuan joined Yongye as Independent Diretor. Professor Guo received his B.S., M.S. and PhD in management science in Fudan University. He is currently the Dean of College of Economic & Management and Director of MBA Center of Inner Mongolia University. Professor Guo worked as lecturer for Inner Mongolia University from 1988 to 1992. Profession Guo was the founder of MBA program in Inner Mongolia. Professor Guo serves as Independent Director of Inner Mongolia PingZhuang Energy Resource Co., Ltd. and Independent Director of Inner Mongolia Yili Industrial Group Co., Ltd.. He has served as a Director and Independent Director in several enterprises, such as Inner Mongolia Shunxin Ningcheng Laojiao Co., Ltd., Inner Mongolia Rixin Group, Rising Securities and Baotou Aluminium (Group) Co., Ltd., etc.

Compensation of Officers

The following table sets forth all cash compensation paid by Yongye Biotechnology, as well as certain other compensation paid or accrued, in 2007 and 2006 to each of the following named executive officers.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal year	Salary (RMB)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Zishen Wu	2007	100,000	-	-	-	-
Chief Executive Officer, President and Chairman
Sun Taoran	2007	-	-	-	-	-
Vice Chairman
Gao Jing	2007	-	-	-	-	-
Chief Scientist

During each of the last two fiscal years, none of our other officers had salary and bonus greater than $100,000. In addition, our executive officers and/or their respective affiliates will be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

The following table sets forth information concerning cash and non-cash compensation we expect to pay to its executives for 2008 and 2009 and this will be reflected in each executive’s employment contract.

Name and Title	Title	Salary ($)	Bonus ($)	Stock	Total ($)
Zishen Wu	Chairman & CEO	205,479	17,123		222,603
Vini Dharmawan	CFO	123,288	10,274		133,562
Zhao Qiang	VP Sales & Marketing	136,986	11,416		148,402
Gao Jing	Chief Scientist	68,493	5,708		74,201
Larry Gilmore	VP Corporate Strategy	54,795	4,566		59,361
Zhang Haiming	Independent Director	13,700	13,700		13,700
Guo Xiaochuan	Independent Director	13,700	13,700		13,700

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors, but may participate in the Company’s incentive compensation program. Our Independent Directors receive an annual stipend of $13,700 per year plus reimbursement of travel related fees.

Certain Relationships and Related Transactions, and Director Independence

During the fiscal years ended December 30, 2006 and December 30, 2007, the former shareholders of Yongye advanced a total of $2,507,371 to Yongye as unsecured, non-interest bearing loans which are due on demand. Yongye plans to repay the loans by December 31, 2008.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as the term is used in Item 7(d)

(3) (iv) of Schedule 14A under the Securities Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2008, the Registrant’s Articles of Incorporation was amended to change its name from Golden Tan, Inc. to Yongye Biotechnology International, Inc., increase the authorized shares of common stock to 150,000,000 and authorize 75,000,000 shares of blank check preferred stock with a par value of $.001 per share. The Registrant effected the amendments in connection with the consummation of the transactions contemplated by that certain Share Exchange Agreement pursuant to which the Registrant acquired all of the issued and outstanding shares of stock of Fullmax Pacific International, as previously described in Item 5.01.

Item 5.06	Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on April 17, 2008, we entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which we acquired all of the issued and outstanding ordinary shares of Fullmax in exchange for the issuance of the Shares to the Shareholders of Fullmax.

As a result of the Share Exchange, Fullmax became our wholly-owned operating subsidiary and, upon the issuance of the Shares, the shareholders owned in the aggregate, approximately 84.7% of all of our issued and outstanding stock. We currently have a total of 20,000,000 issued and outstanding shares of Common Stock, and 22,273,336 shares outstanding on a fully diluted basis including shares of Common Stock issuable upon the exercise of warrants.

As the result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On April 18, 2008, we issued a press release announcing the consummation of the transactions contemplation by the Share Exchange Agreement. The press release is annexed hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(i) Audited financial statements of Inner Mongolia Yongye Biotechnology Company, Ltd. as of, and for the years ended December 31, 2007 and 2006, and related notes thereto.

Pro forma financial information.

(i) Notes to Unaudited pro forma financial statements of Yongye Biotechnology International, Inc.

(ii) Unaudited pro forma financial statements of Yongye Biotechnology International, Inc.

(b) Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of April 17, 2008.
3.1	Amended Articles of Incorporation.
4.1	Form of Investor Warrant (i).
4.2	Form of Investor Warrant (ii).
4.3	Form of Placement Agent Warrant
4.4	Registration Rights Agreement, dated as of April 17, 2008
10.1	Securities Purchase Agreement, dated as of April 17, 2008.
10.2	Lockup Agreement, dated as of April 17, 2008.
10.3	Make Good Escrow Agreement, dated as of April 17, 2008.
10.4	Closing Escrow Agreement, dated as of April 17, 2008.
10.5	Sales Agreement dated April 1, 2008 by and between Inner Mongolia Yongye Biotechnology Co., Ltd. and Yongye Nongfeng Biotechnology Co., Ltd.
10.6	Cooperation Agreement dated January 15, 2008 by and between Inner Mongolia Yongye Biotechnology Co., Ltd. and Yongye Nongfeng Biotechnology Co., Ltd.
10.7	Sino-foreign Cooperative Joint Venture Contract dated November 16, 2007 by and between Inner Mongolia Yongye Biotechnology Co., Ltd. and Asia Standard Oil Limited.
10.8	Supplemental Agreement to the Sino-foreign Cooperative Joint Venture Contract by and between Inner Mongolia Yongye Biotechnology Co., Ltd. and Asia Standard Oil Limited.

10.9	Employment Contract of Zishen Wu
10.10	Employment Contract of Zhao Qiang
10.11	Employment Contract of Gao Jing
10.12	Employment Contract of Larry Gilmore
23.1	Consent of Patrizio & Zhao.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE BIOTECHNOLOGY
INTERNATIONAL, INC.

By:	/s/ Zishen Wu
Name: Zishen Wu
Title: President and CEO

Dated: April 22, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Yongye Biotech Co., Ltd.

We have audited the accompanying balance sheet of Yongye Biotech Co., Ltd. as of December 31, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yongye Biotech Co., Ltd. as of December 31, 2007, and the results of their operations and cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao
Parsippany, New Jersey
January, 2007

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
BALANCE SHEET
DECEMBER 31, 2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$376,002
Accounts receivable, net of allowance of $ 46,469	1,630,609
Inventory	9,851,788
Due from affiliates	978,384
Other receivables, net of allowance of $ 36,548	27,038

Total Current Assets	12,863,821

PROPERTY AND EQUIPMENT, NET	2,486,487

INTANGIBLES, NET	3,665,584

LONG-TERM INVESTMENTS	4,115,764

Total Assets	$23,131,656

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,271,852
Short-term bank loans	5,484,000
Due to shareholders	2,507,371
Taxes payable	893,892
Other payables	50,916
Total Current Liabilities	10,208,031

LONG-TERM SHAREHOLDER LOANS	12,153

STOCKHOLDERS’ EQUITY
Capital contribution	7,260,000
Retained earnings	4,024,111
Statutory reserve	480,629
Accumulated other comprehensive income	1,146,732
Total Stockholders’ Equity	12,911,472

Total Liabilities and Stockholders’ Equity	$23,131,656

The accompanying notes are an integral part of these financial statements.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2007	2006
SALES	$13,137,406	$3,722,640
COST OF GOODS SOLD	7,274,710	2,710,840
GROSS PROFIT	5,862,696	1,011,800

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	925,996	484,796
INCOME FROM OPERATIONS	4,936,700	527,004
OTHER INCOME (EXPENSES)
Interest expense	(212,239)	(76,819)
Other expense	(365,9071	(2,446)
Total Other Income (Expenses)	(578,146)	(79,265)
INCOME BEFORE PROVISION FOR INCOME TAX	4,358,554	447,739

PROVISION FOR INCOME TAX	-0-	-0-
NET INCOME	4,358,554	447,739

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	723,298	250,911

COMPREHENSIVE INCOME	$5,081,852	$698,650

The accompanying notes are an integral part of these financial statements.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED
DECEMBER 31, 2007 AND 2006

	Capital Contribution	Retained Earnings	Statutory Reserve		Accumulated other Comprehensive Income	Total Stockholders’ Equity
Balance at December 31, 2005	$7,260,000	$(301,553)	$		$172,523	$7,130,970
Net income		447,739				447,739
Statutory reserve		(44,774)		44,774
Other comprehensive income					250,911	250,911
Balance at December 31, 2006	7,260,000	101,412		44,774	423,434	$7,829.620
Net income		4,358,554				4,358,554
Statutory reserve		(435,855)		435,855
Other comprehensive income					723,298	723,298
Balance at December 31, 2007	7,260,000	4,024,111		480,629	1,146,732	12,911,472

The accompanying notes are an integral part of these financial statements.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$4,358,554	$447,739
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation and amortization	212,423	185,132
Loss on disposal of fixed assets	149,853
Bad debt expense	31,907	45,607
Changes in current assets and current liabilities:
Accounts receivable	(1,124,042)	(167,460)
Inventory	(7,814,789)	(1,009,224)
Due from affiliates	(267,345)	(236,786)
Other receivables	66,926	(95,716)
Advances to suppliers	93,091	82,558
Prepaid expenses	5,741	101,891
Accounts payable and accrued expenses	1,068,613	(194,621)
Taxes payables	835,137	22,269
Other payables	(2,234,407)	560,875
Total Adjustments	(8,976,892)	(705,475)

Net Cash Used in Operating Activities	(4,618,338)	(257,736)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(308,312)	(72,005)
Acquisition of Intangibles	(909)

Net Cash Used in Investing Activities	(309,221)	(72,005)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term bank loans	4,345,110	125,570
Proceeds from shareholder loans	864,258	273,214
Repayment of long-term loans	(12,131)	(17,876)

Net Cash Provided by Financing Activities	5,197,237	380,908

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	17,301	2,277

NET INCREASE IN CASH AND CASH EQUIVALENTS	286,979	53,444

CASH AND CASH EQUIVALENTS — BEGINNING	89,023	35,579

CASH AND CASH EQUIVALENTS - ENDING	$376,002	89,023

The accompanying notes are an integral part of these financial statements.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Yongye Biotechnology Co.. (the “Company”) was formed on September 16, 2003, under the corporate laws of the People’s Republic of China (“PRC”). Its primary business is to research, manufacture, and sell biological products for use in plants and animal growth. The Company is located in the City of Huhhot, Inner Mongolia Autonomous Region., the People’s Republic of China (‘PRC”).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (GAAP).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

ACCOUNTS RECEIVABLE AND BAD DEBT RESERVE

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period. Based on its assessment of the credit history with customers having outstanding balances and current relationships with them, management makes conclusions whether any realization of losses on balances outstanding at the end of the period will be deemed uncollectible based on the age of the receivables. The Company reserves 10% of accounts receivable balances that have been outstanding for more than 6 months but less than one year, 20% of accounts receivable balances that have been outstanding between one year and two years, 50% of receivable balances that have been outstanding between two year and three years, and 100% of receivable balances that have been outstanding for more than three years Allowance for doubtful accounts amounted to $46,469 at December 31, 2007.

INVENTORY

Inventory is stated at the lower of weighted average cost or market, which takes into account historical prices on a continuing basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated using the straight-line method, over 5 and 40 years, respectively. The carrying value of long-lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable, If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists for the year ended December 31, 2007.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
VALUATION OF LONG-LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Per SFAS 144, the Company is required to periodically evaluate the carrying value of long-lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amounts.

In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company concluded that as of December 31, 2007 and 2006 there were no significant impairments of its long-lived assets.

REVENUE RECOGNITION

The Company recognizes revenue of product sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment.

ADVERTISING COSTS

The Company expenses the cost of advertising as incurred. Advertising costs for the years ended December 31, 2007 and 2006 were $15,800 and $6,797, respectively.

IMPAIRMENT OF INTANGIBLE ASSETS

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the year ended December 31, 2007, the Company did not record an impairment loss related to intangible assets.

INCOME TAXES

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES (continued)

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended December 31, 2007 and 2006.The Company is subject to PRC Enterprise Income Tax at a rate of 33% of net income. Since the Company is located in the economic development area in Inner Mongolia Autonomous Region, the Company is exempt from income tax according to the tax law in China.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company considers the carrying amounts reported in the balance sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company’s foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency. Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders’ equity. Gains and losses resulting from foreign currency transactions are included in operations.

NOTE 3- INVENTORY

Inventory at December 31, 2007 consisted of the following:

Raw materials	$384,361
Packaging supplies	195,127
Work-in-process	4,969,350
Finished goods	4,302,950

Total	$9,851,788

NOTE 4- DUE FROM AFFILIATES

The Company and its affiliated entities constantly borrow money from each other. The balance due from these entities at December 31, 2007 was $978,384.

NOTE 5- PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 consisted of the following:

Buildings	$1,560,251
Manufacturing equipment	788,641
Office equipment and furniture	33,724
Construction-in-process	1,797
Vehicles	419,529
2,803,942

Less: Accumulated depreciation	317,455

Total	$2,486,487

Depreciation expense for the years ended December 31, 2007 and 2006 was $125,931and $109,573, respectively.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 6- INTANGIBLE ASSETS

Net intangible assets at December 31, 2007 and 2006 were as follows:

Rights to use land	$4,028,099
Less: accumulated amortization	362,515

Total	$3,665,584

Amortization expense for the years ended December 31, 2007 and 2006 amounted to $86,492 and $75,559, respectively.

NOTE 7 - LONG-TERM INVESTMENTS

Long-term investments consist of medicinal plants and trees which the company purchased in conjunction with the right to use land. These medicinal plants and trees are to be used for human medical treatments and the company intends to sell them in future years as they mature.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The carrying value of accounts payable and accrued expenses approximate fair value due to the short-term nature of the obligations.

NOTE 8 - SHORT-TERM BANK LOANS

On March 27th 2007, the Company obtained a loan in the amount of $5,484,000 from Inner Mongolia Agricultural Development Bank, of which the principal is to be paid in full by March 26th, 2008. The interest is to be calculated using an annual fixed interest rate of 6.39% and paid monthly. The loan is secured by the Company’s property and equipment. They are due as follows:

•	$958,904.11 due on April 2, 2008

•	$1,095,890.41 due on April 10, 2008

•	$1,232,876.71 due on April 24, 2008

•	$2,191,780.82 due on May 10, 2008

NOTE 9 - DUE TO SHAREHOLDERS

As of December 31, 2007 the company has $2,507,371 in loans from stockholders. These loans are short term in nature, unsecured and non-interest bearing. Also, at December 31, 2007 the Company has $12,153 of long-term, unsecured and non-interest bearing loans from shareholders.

NOTE 10 - EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees’ salaries to the employee welfare plan.

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 11- STATUTORY COMMON WELFARE FUND (CONTINUED)

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees

(iv)
Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting. The Company did not provide a reserve for the welfare fund for the years ended December 31, 2007 and 2006, respectively.

NOTE 12 - RISK FACTORS

The Company had four major vendors who provided over 73% and 70% of the Company raw materials for the years ended December 31, 2007 and 2006. Total purchases from these vendors were $11,088,687 and $ 2,631,982 for the years ended December 31, 2007 and 2006, respectively.

Five major customers accounted for 82% and one major customer accounted for 36% of the net revenue for the years ended December 31, 2007 and 2006. Total sales to these customers were $11,211,185 and $1,352,498, for the years ended December 31, 2007 and 2006, respectively.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 13 - CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to credit risk, consist principally of cash on deposit with financial institutions of $376,002.

NOTE 14 - SUPPLEMENTAL CASH FLOW DISCLOSURES

	2007	2006

Cash paid for interest	$212,239	$76,819

Cash paid for income taxes	$—	$—

NOTE 15- SUBSEQUENT EVENTS

On January 4, 2008, the Board of Directors of the Company approved and finalized the incorporation of a joint venture called Yongye Nongfeng Biotech Co., Ltd (Nongfeng) with Asia Standard Oil Limited, a Hong Kong based company. The Company is a 10% owner of Nongfeng according to the agreement.

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
NOTES TO SELECTED FINANCIAL STATEMENTS
(Unaudited)

Basis of Presentation:

The accompanying special-purpose, selected, Pro Forma financial statements have been prepared to present the balance sheet and income statement of Yongye Nongfeng Biotechnology Company, Ltd. as if it would have existed for the one (1) year period beginning January 1, 2007 and ending December 31, 2007. These special-purpose, selected, Pro Forma financial statements have been prepared in accordance with U.S. generally accepted accounting principles on the basis of specific information and assumptions available at the present time about the proposed acquisition of this Cooperative Joint Venture (CJV) by Yongye Biotechnology International, Inc.. In presenting this information, certain allocations were applied in cases where data is not maintained on a business-specific basis within Yongye’s books and records. Therefore, the financial statements may not fully reflect the financial position or results of operations at this current point in time because of the assumptions, allocations and estimates used in the process of preparing them.

In order to present the true value of this business transaction, these special-purpose selected Pro forma financial statements also include the selected assets, liabilities and expenses related to the business of Yongye Inner Mongolia Biotechnology, Ltd. as shown in the audited figures in the previous section. The pro forma treatment of the CJV’s business is based on a set of assumptions whose goal is to provide clarity to investors about the impact of this transaction and how it might have impacted historical financial statements if it had been consummated and executed at an earlier time. The purpose of this presentation is to provide a snapshot of the business on a “what-if basis” to the investor for decision making purposes. All figures used herein are derived from the audited financial statements for the year ended December 31, 2007. The CJV’s business for 2008 will likely be different than that presumed in the Pro-Forma financial statements due to new contractual agreements consummated in 2008 in addition to the actual transfer of employees, Intellectual Property, and proposed or expected future business contracts to Yongye Nongfeng Biotechnology Company, Ltd.

We have presented below selected, pro forma, condensed, consolidated financial information which gives effect to the Transfer of Yongye Inner Mongolia Biotechnology Company, Ltd’s current business to Yongye Nongfeng Biotechnology Company Ltd. The pro forma information is presented under the purchase method of accounting and is done so for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Yongye Nongfeng Biotechnology Company, Ltd, would actually have been if the transfer of business interests had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Yongye Nongfeng Biotechnology Company, Ltd for any future period or as of any date, respectively. The pro forma condensed consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from this transfer of business.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired including any assumed liabilities are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the transfer of the business over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet. The fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary estimates and are subject to final valuation adjustments which may cause some of the intangibles to be amortized over shorter lives than presently anticipated.

The following unaudited pro forma consolidated financial information consisting of the consolidated balance sheet and income statement give effect to the transfer of business as described above. Such pro forma financial statements were derived from the audited, consolidated financial statements of Yongye Biotechnology Company, Ltd. for the year ended December 31, 2007. Such Pro forma financial statements are qualified to the extent that they should be read in conjunction with the audited consolidated financial statements of Yongye Biotechnology Company, Ltd. for the year ended December 31, 2007.

Note 1. Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States and accordingly require the management of Yongye Biotechnology International, Inc. to make estimates and assumptions that affect the reported amounts of assets, contingent and liabilities, at the date of the financial statements and also, affect the reported amounts of revenues and expenses during the period presented. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all adjustments which the Company considers necessary for the fair presentation of its financial position as of December 31, 2007. The pro forma adjustments related to the pro forma condensed income statement adjustments assume that the transaction was consummated at the beginning of the fiscal year presented and the pro forma adjustments related to the pro forma condensed balance sheet assume that the transaction was consummated at the end of the most recent period.

The Company prepares its financial statements on the accrual basis of accounting. Accordingly, revenue is recognized as the service is provided and expenses are recognized as incurred. Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim period. The results of operations for the twelve month period ended December 31, 2007 are presented herein giving the effect to Yongye Nongfeng Biotechnology Company, Ltd. business results.

Note 2. Summary of Significant Accounting Policies:

The following items comprise the significant accounting policies of the Company. These policies may or may not reflect industry practices, but conform to generally accepted accounting principles.

Recent Accounting Pronouncements:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, with earlier application encouraged. Any amounts recognized upon adoption as a cumulative effect adjustment will be recorded to the opening balance of retained earnings in the year of adoption. The Company has not yet determined the impact of this statement on its results of operations or financial condition.

In February 2007, the FASB issued SFAS No. 159, “Establishing the Fair Value Option for Financial Assets and Liabilities” to permit all entities to choose to elect to measure eligible financial instruments and certain other items at fair value. The decision whether to elect the fair value option may occur for each eligible item either on a specified election date or according to a preexisting policy for specified types of eligible items. However, that decision must also take place on a date on which criteria under SFAS 159 occurs. Finally, the decision to elect the fair value option shall be made on an instrument-by-instrument basis, except in certain circumstances. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157, Fair Value Measurements. The Company has not yet determined the impact of this statement on its results of operations or financial condition.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial. Statements .They are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the share exchange been in effect during the period presented, or of financial condition or results of operations that may be reported in the future.

Note 3. Carve Out Adjustments for 2007

For purposes of determining the pro forma effect of the business transfer of Yongye Nongfeng Biotechnology Company, Ltd.’s business to Yongye Inner Mongolia Biotechnology Company Ltd’s statements of operations for the year ended December 31, 2007, the following adjustments have been made:

A.
Reflects the capital contribution from the majority shareholder, ASO 90% (fully paid amount of $150,000 in cash) and Yongye Inner Mongolia Biotechnology Ltd’s, 10% (fully paid in valuation of product patent at a value of $100,000).

B.
(1) Reflects Yongye Nongfeng Biotechnology Company, Ltd’s purchase of raw material inventory for manufacturing and the finished goods inventory in storage from the predecessor company which will then be resold to its customers. (2) Reflects the accounts payable related to the purchase of the raw materials.

C.
Reflects the carve out adjustments of the Intangible assets of the Trees plantations as owned by the predecessor company. This has no continuing impact on the future business of the CJV. It also reflects the assignment of the product patents valued at the fair market value of $100,000 from the predecessor company.

D.	Reflects the long term investments by Yongye Group (herb plantation) which is not related to the main business which remains with Yongye Inner Mongolia Biotechnology Company., Ltd.

E.	Reflects Additional Paid In Capital of $250,000 from ASO to the CJV.

F.	Reflects the sales attributed to the CJV by Yongye Inner Mongolia Biotechnology Company, Ltd. as stated in the cooperative agreement.

G.	Reflects the contract manufacturing at fixed cost at Rmb 350 per case for plant product and Rmb 120 per case for animal product.

H.	Reflects the carve out of the amortization of Intangible Assets of Trees plantation from Yongye Inner Mongolia Biotechnology Company, Ltd’s assets.

I.	Reflects the carve out of interest paid on the loan held by the Yongye Inner Mongolia.

J.	Reflects the carve out of other expenses for fund raising charged to Yongye Inner Mongolia.

K.	Notes on Pro Forma adjustments

(1) To adjust for the issuance of stock issued in exchange for Fullmax
(2) To allocate capital contribution to APIC
(3) To adjust for Golden Tan reverse merger
(4) To eliminate the retained earnings of Golden Tan

Note 4: Related Party Transaction

The two parties involved in many of the above transactions are related parties. Yongye Inner Mongolia Biotechnology Company, Ltd. is a 10% owner of Yongye Nongfeng Biotechnology Company, Ltd.. Mr. Zichen Wu is the CEO of Yongye Inner Mongolia Biotechnology Company, Ltd and is CEO and of Yongye Nongfeng Biotechnology Company, Ltd. He will also sit on the boards of both companies as Chairman. All business transactions between the two companies are regulated by contractual agreements under PRC law and these agreements stipulate all related financial payments including limitations and caps of financial benefits to the stated terms.

Yongye Biotechnology International, Inc.
Pro Forma and Carve Out
Balance Sheets
As of Dec 31, 2007

	YongYe As reported	Carve Out Adjustments	Carve Out F/S (To be consolidated with Fullmax & ASO)	FullMax	ASO	Golden Tan	Pro Forma Adjustments	Notes	Pro Forma Combined

CURRENT ASSETS
Cash and cash equivalents	$376,002	$-376,002	$150,000	-	2,379	$4,733	$(4,733)	A	$152,379
Accounts receivable	1,630,609	(1,630,609)	0	-	-	0	0		0
Inventory	9,851,788	0	9,851,788	-	-	0	0	B(1)	9,851,788
Due from affiliates	978,384	(978,384)	0	-	-	0	0		0
Other receivables	27,038	(27,038)	0			0	0		0
Total Current Assets	12,863,821	(3,012,033)	10,001,788	-	2,379	4,733	(4,733)		10,004,167

PROPERTY AND EQUIPMENT, NET	2,486,487	(2,486,487)	0			0	0		0

INTANGIBLE ASSETS, NET	3,665,584	(3,565,584)	100,000			0	0	C	100,000

LONG-TERM INVESTMENTS	4,115,764	(4,115,764)	0			0	0	D	0

TOTAL ASSETS	$23,131,656	$(13,179,868)	$10,101,788	$-	$2,379	$4,733	$(4,733)		$10,104,167

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,271,852	8,429,936	9,851,788		2,378	0	0	B(2)	9,854,166
Short-term bank loans	5,484,000	(5,484,000)	0			0	0		0
Due T/F shareholders	2,507,371	(2,507,371)	0	$1,705		0	0		1,705
Tax payables	893,892	(893,892)	0			0	0		0
Other payables	50,916	(50,916)	0			0	0		0
Total Current Liabilities	10,208,031	(506,243)	9,851,788	$1,705	2,378	0	0		9,855,871

LONG-TERM LIABILITY	12,153	(12,153)	0			0	0		0

STOCKHOLDERS' EQUITY
Common stock				$8	1	4,960	17,134	K(1)	22,103
Capital contribution	7,260,000	(7,010,000)	250,000			0	(1,387,589)	E, K(2)	(1,137,589)
Additional paid-in capital		0				20,640	1,344,855	K(2), K(3)	1,365,495
Retained earnings	4,024,111	(4,024,111)		$(1,713)		(20,867)	20,867	K(4)	(1,713)
Statutary reserve	480,629	(480,629)				0			0
OCI - foreign currrency translation adjustment	1,146,732	(1,146,732)				0			0
Total Stockholders' Equity	12,911,472	(12,661,472)	250,000	$(1,705)	1	4,733	(4,733)		248,296

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,131,656	$(13,179,868)	$10,101,788	$0	$2,379	$4,733	$-4,733		$10,104,167

Yongye Biotechnology International, Inc.
Pro Forma and Carve Out
INCOME STATEMENTS
FOR THE YEAR ENDED 12-31-2007

	YongYe As reported	Carve Out Adjustments	Carve Out F/S (To be consolidated with Fullmax & ASO)	FullMax	ASO	Golden Tan	Pro Forma Adjustments	Notes	Pro Forma Combined

SALES	$13,137,406		$13,137,406					F	$13,137,406

COST	7,274,710	1,227,760	6,046,950					G	6,046,950

Gross Profit	5,862,696		7,090,456			-	-		7,090,456

SELLING, GEN & ADMIN	925,996	97,493	$828,503	$171	67,976	18,603		H	847,106

Income from Operations	4,936,700		6,261,952	$(171)	(67,976)	(18,603)	-		6,243,349

OTHER INCOME (EXPENSES)
Interest	(212,239)	(212,239)	0					I	0
Other income (expense)	(365,907)	(365,907)	0		67,976			J	0
Total Other Income(Expenese)	(578,146)		-	$0	67,976	-	-		-

Income before Taxes	4,358,554		6,261,952	$(171)	-	(18,603)	-		6,243,349

INCOME TAX	-		-

Net Income	4,358,554		6,261,952	$(171)	-	(18,603)	-	-	6,243,349

Foreign Currency Translation Adjustment	723,298		723,298						723,298

Comprehensive Incom	$5,081,852	$-	$6,985,250	$(171)	$-	(18,603)	$-	$-	$6,966,647